U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549











                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 10, 1999.


                 AVANI INTERNATIONAL GROUP INC.
         ______________________________________________
         (Name of Small Business Issuer in its charter)


 Nevada                 000-23319               88-0367866
______________      ___________________        ________________
(State of           Commission File No.        (I.R.S. Employer
 Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)    V3K 6V2
______________________________________________   _________
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number 604-525-2386.
                              _____________
Item 1. Change of Control of Registrant.

On August 3, 1999, the Company completed a transaction whereby it sold 3,750,000 shares of common stock and 3,750,000 common stock warrants to Yip, Kam Chong and received the sum of $750,000. The transaction was effected pursuant to Share Subscription Agreement and Warrant Agreement between the parties both dated May 12, 1999. The stock purchase warrants are exercisable at a price per share of $0.20 on or before August 12, 2000, $0.25 on or before August 12, 2001, and $0.30 on or before August 12, 2002.

On June 10, 1999, the Company completed a transaction whereby it sold 3,500,000 shares of common stock and 3,500,000 common stock warrants to Ngai Sou Chang and received the sum of $700,000. The transaction was effected pursuant to Share Subscription Agreement and Warrant Agreement between the parties both dated May 12, 1999. The stock purchase warrants are exercisable at a price per share of $0.20 on or before July, 2000, $0.25 on or before July 1, 2001, and $0.30 on or before July 1, 2002.

The above transactions in part were reported previously in, and the relevant agreements were exhibits to, the Company's Form 10-
QSB for the period ended June 30, 1999.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.


/s/Robert Wang                          September 28, 1999
__________________________
Robert Wang
President